                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               A

===================================================================================================================================
                                    ORIGINAL        BEGINNING                             CURRENT                      ENDING
                     CERTIFICATE   CERTIFICATE     CERTIFICATE                            REALIZED     TOTAL        CERTIFICATE
    CLASS     CUSIP      RATE        BALANCE         BALANCE      INTEREST    PRINCIPAL     LOSS    DISTRIBUTION      BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
     AH     60934YAP5  4.25000%  155,250,000.00   39,062,321.53  142,957.25  2,948,389.25   0.00    3,091,346.50   36,113,932.28
Factors per
 Thousand                                                        0.92081962  18.99123510            19.91205472     232.61792129
-----------------------------------------------------------------------------------------------------------------------------------
    MH-1    60934YAV2  4.53000%   16,750,000.00   16,750,000.00  65,338.96       0.00       0.00     65,338.96     16,750,000.00
Factors per
 Thousand                                                        3.90083333   0.00000000             3.90083333    1000.00000000
-----------------------------------------------------------------------------------------------------------------------------------
    MH-2    60934YAW0  4.73000%   15,250,000.00   15,250,000.00  62,114.10       0.00       0.00     62,114.10     15,250,000.00
Factors per
 Thousand                                                        4.07305556   0.00000000             4.07305556       1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
     BH     60934YAX8  5.83000%   12,750,000.00   12,750,000.00  64,008.54       0.00       0.00     64,008.54     12,750,000.00
Factors per
 Thousand                                                        5.02027778   0.00000000             5.02027778       1,000.00
-----------------------------------------------------------------------------------------------------------------------------------
    POOL                         200,000,000.00   83,812,321.53  334,418.84  2,948,389.25   0.00    3,282,808.09   80,863,932.28
   Totals                                                        3.99009164  35.17847013            39.16856176     404.31966140
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
      X        n/a     0.00000%       0.00             0.00         0.00         0.00       0.00        0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
   TOTALS                        200,000,000.00   83,812,321.53  334,418.84  2,948,389.25   0.00    3,282,808.09   80,863,932.28
===================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               A

================================================================================

                             Certificate Information



       Interest    Carry Forward  Applied Realized   Realized    Unpaid Realized
      Requirement      Amount        Loss Amount    Loss Amount    Loss Amount

 AH   142,957.25       0.00             0.00           0.00           0.00
MH-1   65,338.96       0.00             0.00           0.00           0.00
MH-2   62,114.10       0.00             0.00           0.00           0.00
 BH    64,008.54       0.00             0.00           0.00           0.00


================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               A

===================================================================================================================================


     SCHEDULE OF REMITTANCE
Aggregate Amount Received              3,365,572.21             FEES
                                                                Contingency Fee                                           17,680.02
(Contingency Fee)                        (17,680.02)            Expense Account                                            1,396.87
(Escrow)                                 (25,524.40)            FHA Premium Account                                        5,646.57
(Late Charges)                           (29,644.53)            Servicer Fee                                              17,680.03
(Servicer Fee)                           (17,680.03)            Trust Administrator Fee                                    1,043.00
(Unreimbursed Monthly Advance)                 0.00             FHA Custodian Fee                                             35.97
Monthly Advance                           14,808.30             Reimbursable to the Servicer - FHA Account                 8,832.93
                                    ---------------
                                         (75,720.68)

AVAILABLE REMITTANCE AMOUNT            3,289,851.53             PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
                                    ===============
                                                                        3/01                       4/01                 5/01
                                                                        ----                       ----                 ----
                                                                       12.942%                    12.931%              12.934%



                                                   ------------------------------------------------------------------------------
     EXHIBIT L                                       DELINQUENT INFOR.         # LOANS         AMOUNT             PERCENTAGE
                                                   ------------------------------------------------------------------------------
                                                   Delinquent 1-29 Days          728        14,185,682.50           16.99%
---------------------------------------------      Delinquent 30-59 Days         118         1,981,653.28            2.37%
Outstanding Balance            83,476,481.00       Delinquent 60-89 Days          51         1,089,891.69            1.31%
---------------------------------------------      Delinquent 90 and over         59         1,421,345.93            1.70%
     # Accounts                        4,500       Loans in Foreclosure           22           444,125.23            0.53%
---------------------------------------------      REO Property                    3            58,010.48            0.07%
                                                                         --------------------------------------------------------
                                                   TOTALS                        981        19,180,709.11           22.98%
                                                   ------------------------------------------------------------------------------

===================================================================================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               A

===============================================================================


                             COLLATERAL INFORMATION
Accelerated Principal Distribution                                   558,794.29
Adjusted Mortgage Interest Rate                                         12.339%
Aggregate Beginning Principal Balance of Loans                    86,317,601.14
Aggregate Ending Principal Balance of Loans                       83,476,481.00
Available Maximum Subordination Amount                            10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)      0.00
Compensating Interest                                                    123.69
Curtailments                                                          90,208.06
Excess and Monthly Payments                                          219,939.23
FHA Payments and Related Payments Received                                 0.00
FHA Claims Filed During the Due Period                                     0.00
FHA Claims Paid during the Due Period                                      0.00
FHA Claims Denied by FHA During the Period                                 0.00
FHA Claims Pending by FHA during the Period                            5,574.42
FHA Cumulative Claims Paid                                         2,114,693.99
Interest Received                                                    915,161.75
Libor                                                                  3.98000%
Monthly Excess Spread Percentage                                       100.000%
Net Funds Cap                                                           12.417%
Supplemental Account Interest Payment For:
     Class AH                                                              0.00
     Class MH-1                                                            0.00
     Class MH-2                                                            0.00
     Class BH                                                              0.00
Payments And Reimbursements to the Servicers Pursuant to:
     SECTION 5.04 (b)                                                      0.00
     SECTION 5.04 (c)                                                      0.00
     SECTION 5.04 (d)(ii)                                                  0.00
     SECTION 5.04 (e)                                                189,366.25
     SECTION 5.04 (f)(i)                                              35,360.05
Principal Prepayments (Number / Amount)           114              2,026,788.74
Realized Losses (Current / Cumulative)     504,184.11             25,414,787.96
Reserve Amount                                                       189,366.25
Specified Subordinated Amount                                     10,300,000.00
Subordinated Amount                                                2,505,279.61
WAC                                                                     12.937%
WAM                                                                      202.75
Weighted Average Adjusted Mortgage Loan Remittance Rate                  4.668%

===============================================================================

WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152